UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On March 15, 2011, the compensation committee of the Board of Directors of Genpact Limited, a Bermuda company (the “Company”) granted performance shares under the Company’s 2007 Omnibus Incentive Compensation Plan to the Company’s chief financial officer and other executive officers and senior employees of the Company.  The grants were made as part of the Company’s annual long term incentive plans.

The table below summarizes the performance share grants for the named executive officers:

	Performance Share Grant
Name and Title	Minimum Number of Actual Shares	Number of Performance Shares	Maximum Number of Actual Shares
Mohit Bhatia Chief Financial Officer	0	20,000	30,000
Patrick Cogny Chief Executive Officer, Europe	0	30,000	45,000

    Each participating named executive officer was granted a specific number of target performance shares which will convert into actual common shares of the Company based on the Company’s attainment of certain performance goals measured over the three-year period beginning January 1, 2011 and ending December 31, 2013 and the individual’s continued service with the Company through that period.  The actual number of common shares of the Company into which the target performance shares may convert will be calculated by multiplying the number of target performance shares by a performance percentage ranging from 0% to 150% based on the attained level of Company performance as measured in terms of the following two performance criteria:  (a) the Company’s revenue growth and (b) and the Company’s adjusted income from operations growth during that three-year period.  For each goal, there are three designated levels of attainment.  If performance for either metric is below the threshold, no payout will occur.

Performance Level	3-Year Avg. Revenue Growth	3-Year Avg. Income from Operations Growth
Outstanding	17%	16%
Target	12.5%	12.5%
Threshold	8%	7%

Subject to certain exceptions for terminations related to a change in control or on account of death or disability, the named executive officers must continue their service through December 31, 2013 in order to receive any common shares.  In the event of a change in control, the award will convert into a right to receive common shares representing 100% of the target performance shares without regard to performance or a number of common shares based on performance over an abbreviated performance period, depending on when the change in control occurs. This summary of the terms of the grants is qualified in its entirety by the form of performance share award agreement attached hereto as Exhibit 10.1, which is hereby incorporated herein by reference.

    Amendments to March 2010 Performance Share Grants

While undertaking its analysis concerning the current fiscal 2011 performance share grants, the compensation committee also re-evaluated the performance share grants previously made in 2010.  As a result of this re-evaluation, on March 15, 2011 the compensation committee of the Company approved changes to the performance criteria applicable to the 2011 and 2012 performance periods for the performance shares granted on March 12, 2010. Specifically, the compensation committee changed the 2011 and 2012 performance metrics to growth in revenues and adjusted operating income from revenues and EBITDA. The performance criteria to be achieved under the March 2010 awards are now (1) 3-year average revenue growth for the performance period commencing on January 1, 2010 and ending on December 31, 2012 and (2) the average of (a) EBITDA growth for the Company for the performance period commencing on January 1, 2010 and ending on December 31, 2010 and (b) 2-year average income from operations growth for the Company for the performance period commencing on January 1, 2011 and ending on December 31, 2012.  For each goal there are three designated levels of attainment – threshold, target and outstanding.

Performance Level	3-Year Avg. Revenue Growth	3-Year Average EBITDA/AOI Growth
Outstanding	20%	20%
Target	15%	15%
Threshold	10%	10%

The recipients of the 2010 performance share grants included Messrs. Bhatia and Cogny, N.V. Tyagarajan, our Chief Operating Officer, and Robert Pryor, our Executive Vice President, Global Sales and Marketing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Form of 2011 Performance Share Award Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: March 18, 2011	By:	/s/ Heather White
	Name:	Heather White
	Title:	Vice President
and Senior Legal Counsel

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Form of 2011 Performance Share Award Agreement